UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SERVISFIRST BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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SERVISFIRST BANCSHARES, INC.

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

March 19, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held at the Pensacola Country Club, 1500 Bayshore Drive, Pensacola, Florida 32507 on Thursday, April 26, 2012, at 5:00 p.m., Central Daylight Time. We will have a cocktail hour after the meeting.

The enclosed proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on our operations. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance including our Annual Report on Form 10-K.

The business to be conducted at the Annual Meeting consists of the election of six directors; the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; an advisory vote on executive compensation; the approval of an amendment to our certificate of incorporation to increase the number of shares of authorized common stock from 15 million to 50 million. Our board of directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; “FOR” the “Say on Pay” advisory vote approving our executive compensation; and “FOR” the amendment to our certificate of incorporation to increase the number of shares of authorized common stock.

You may vote your shares by returning your Proxy Card in the enclosed prepaid return envelope or by voting in person at the Annual Meeting. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the accompanying Proxy Card.

On behalf of our board of directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

Sincerely,

Thomas A. Broughton III Director, President and Chief Executive Officer

TABLE OF CONTENTS

Notice of 2012 Annual Meeting of Stockholders
About the Annual Meeting	1

Proposal 1: Election of Directors	4
The Role of the Board of Directors	5
Committees of the Board of Directors	6
Independence of the Board of Directors	8
Communications with Directors	8
Corporate Governance Guidelines	9
Code of Business Conduct	9
Compensation Committee Interlocks and Insider Participation	9
Director Compensation	10
Meetings of the Board of Directors	10
Certain Relationships and Related Transactions	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
Compensation Discussion and Analysis	11
Report of the Compensation Committee	15
Executive Compensation	16
Employment Contracts and Termination of Employment Arrangements and Potential Payments Upon Termination or Change in Control	19
Equity Compensation Plan Information	21
Security Ownership of Certain Beneficial Owners and Management	21
Proposal 2 Ratification of KPMG LLP as Independent Auditors for the Year ended December 31, 2012	23
Independent Registered Public Accounting Firm	24
Report of the Audit Committee	25
Proposal 3: Advisory Vote on Executive Compensation	25
Proposal 4: Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	26
Stockholder Proposals	27
General Information	27

SERVISFIRST BANCSHARES, INC.

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2012

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held at the Pensacola Country Club, 1500 Bayshore Drive, Pensacola, Florida 32507 on Thursday, April 26, 2012, at 5:00 p.m., Central Daylight Time, for the following purposes:

1. to elect six nominees to serve on our board of directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as set forth in the accompanying Proxy Statement;

2. to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012;

3. to conduct a “Say on Pay” advisory vote on our executive compensation;

4. to amend our Certificate of Incorporation to increase the number of shares of authorized common stock from 15 million to 50 million; and

5. to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record as of the close of business on March 8, 2012 are entitled to notice of, and to vote their shares in person or by proxy at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOU RETURN YOUR PROXY CARD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,

William M. Foshee Secretary and Chief Financial Officer

Birmingham, Alabama

March 19, 2012

2012 ANNUAL MEETING OF STOCKHOLDERS
OF
SERVISFIRST BANCSHARES, INC.

——————————————

PROXY STATEMENT

——————————————

Our board of directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Thursday, April 26, 2012, at 5:00 p.m., Central Daylight Time, at the Pensacola Country Club, 1500 Bayshore Drive, Pensacola, Florida 32507. The notice of annual meeting of stockholders, this Proxy Statement and the accompanying Proxy Card are being mailed on or about March 20, 2012 to our stockholders of record as of the close of business on March 8, 2012, the record date for the Annual Meeting.

Our corporate headquarters is located at 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms “the Company”, “we,” “our” or “us,” we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (the “Bank”). When we use the term “Annual Meeting”, we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

ABOUT THE ANNUAL MEETING

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of six directors, as more fully described in Proposal 1 below; (2) the ratification of KPMG LLP as our independent public accounting firm for the year ending December 31, 2012; (3) an advisory vote on our executive compensation; (4) an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock; and (5) such other business as may properly come before the Annual Meeting. Our board of directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the Proxy Card, or their substitutes, will be authorized to vote on those matters in their own judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on March 8, 2012, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

If you did not receive an individual copy of this year’s Proxy Statement or our Annual Report, we will send a copy to you if you send a written request to our Secretary, William M. Foshee, 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209, telephone (205) 949-0307.

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What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a Proxy Card. We have designated Thomas A. Broughton III and William M. Foshee (the “Management Proxies”) as proxies for the 2012 Annual Meeting of Stockholders.

What is a Proxy Statement?

It is a document that SEC regulations require us to give to you when we ask you to sign a Proxy Card designating the Management Proxies as your proxies to vote on your behalf.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. As of the record date, 5,947,182 shares of our common stock, $.001 par value per share, held by 1,217 stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast. The amendment to our Certificate of Incorporation must be approved by the holders of a majority of the issued and outstanding shares of our common stock. Any other matter that may properly come before the Annual Meeting must be approved by the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the Annual Meeting.

Under the General Corporation Law of the State of Delaware (referred to as “Delaware law” in this Proxy Statement), an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

How do I vote by proxy?

On or about March 20, 2012, we mailed the Notice of the Annual Meeting, this Proxy Statement, the accompanying Proxy Card, and our Annual Report to Stockholders for the year ended December 31, 2011 to all stockholders of record as of the record date. You may vote by completing and returning your completed and signed Proxy Card by mail or by voting in person at the Annual Meeting. To vote by mail, sign and date each Proxy Card you receive, mark the boxes indicating how you wish to vote, and return the Proxy Card, which will be voted as you directed, in the enclosed prepaid return envelope.

Can I change my vote after I return my Proxy Card?

Yes. You can change or revoke your proxy at any time before the Annual Meeting by (i) notifying our Secretary, William M. Foshee, in writing or (ii) sending another executed Proxy Card dated later than the first Proxy Card. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request. For shares you own beneficially, but of which you are not the record holder, you may accomplish this by submitting new voting instructions to your broker or nominee.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote by proxy to ensure that your shares are represented and voted. If you attend the Annual Meeting in person, you may then vote in person even though you returned your Proxy Card.

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What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote in favor of: (1) the election of the six nominees for the board of directors, as more fully described in Proposal 1 below; (2) the ratification of KPMG LLP as our independent registered public accounting firm for 2012, as more fully described in Proposal 2 below; (3) an advisory vote approving our executive compensation, as more fully described in Proposal 3 below; and (4) an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 15 million to 50 million, as more fully described in Proposal 4 below.

If your Proxy Card is properly executed and received in time for voting, and not revoked, your shares will be voted in accordance with your instructions marked on the Proxy Card. In the absence of any instructions or directions to the contrary on any proposal on a Proxy Card, the Management Proxies will vote all shares of common stock for which such Proxy Cards have been received in favor of the approval of the above proposals for which no instructions were indicated.

Our board of directors does not know of any matters other than the above proposals that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting, the Management Proxies will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the Management Proxies will have discretionary authority to vote with respect to the following matters that may come before the Annual Meeting: (i) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (ii) any proposal omitted from the Proxy Statement and form of proxy pursuant to Rules 14a-8 and 14a-9 under the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) matters incident to the conduct of the Annual Meeting. In connection with such matters, the Management Proxies will vote in accordance with their best judgment.

Who pays for this proxy solicitation?

We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and mailing the notice of the Annual Meeting, Proxy Statement, Proxy Card and our Annual Report to Stockholders for the year ended December 31, 2011, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

Who can help answer your questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Secretary, William M. Foshee, 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209, telephone (205) 949-0307.

Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (including a list briefly describing the exhibits thereto), as filed with the Securities and Exchange Commission (the “SEC”) (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on March 8, 2012, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

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PROPOSAL 1

ELECTION OF DIRECTORS

Under our Bylaws, our board of directors consists of six directors unless a different number is fixed from time to time by resolution passed by a majority of our board of directors, which is the only means of fixing a different number. Six directors will be elected at the Annual Meeting to hold office until our 2013 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our board has nominated the persons named below, all of whom currently serve as directors, for election as directors at the 2012 Annual Meeting. Each of those nominees has consented to serve as a director, if re-elected. Unless otherwise instructed, the Management Proxies intend to vote the proxies received by them for the election of all six of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the Management Proxies will vote the proxies received by them for the election of a substitute nominee selected by our board of directors.

Vote Required and Recommendation of the Board of Directors

The six nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company for the next year. As a result, although shares as to which the authority to vote is withheld, will be counted, such “withhold” votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Information regarding directors and director nominees and their ages as of the record date is as follows:

		ServisFirst Bancshares, Inc.		ServisFirst Bank

Name	Age	Director Since	Position	Director Since	Position

Thomas A. Broughton III	56	2007	President, Chief Executive Officer and Director	2005	President, Chief Executive Officer and Director

Stanley M. Brock	61	2007	Chairman of the Board and Director	2005	Chairman of the Board and Director

Michael D. Fuller	58	2007	Director	2005	Director

James J. Filler	68	2007	Director	2005	Director

J. Richard Cashio	54	2007	Director	2005	Director

Hatton C. V. Smith	61	2007	Director	2005	Director

The following summarizes the business experience and background of each of our nominees.

Thomas A. Broughton III – Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the Bank since its inception in May 2005. Mr. Broughton has spent the entirety of his 30-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

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Stanley M. Brock – Mr. Brock has served as our Chairman of the Board and a director since 2007 and has served as Chairman of the Board and a director of the Bank since its inception in May 2005. He has served as President of Brock Investment Company, Ltd., a private venture capital firm, since its formation in 1995. Prior to 1995, Mr. Brock practiced corporate law for 20 years with one of the largest law firms based in Birmingham, Alabama. Mr. Brock also served as a director of Compass Bancshares, Inc., a publicly traded bank holding company, from 1992 to 1995. We believe that Mr. Brock’s experience as a corporate lawyer and a bank holding company director, as well as his history of community involvement in our largest market, makes him highly qualified to serve as a director.

J. Richard Cashio – Mr. Cashio has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Cashio serves as Chief Executive Officer of TASSCO, LLC and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2008. He served in various other positions with Tricon Metals & Services, Inc. prior to 2000. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

James J. Filler – Mr. Filler has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

Michael D. Fuller – Mr. Fuller has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. For over 20 years, Mr. Fuller has been a private investor in real estate investments. Prior to that time, Mr. Fuller played professional football for nine years. Mr. Fuller has served as President of Double Oak Water Reclamation, a private wastewater collection and treatment facility in Shelby County, Alabama since 1998. We believe that Mr. Fuller’s experience in the real estate sector, which is a major focus of our business, as well as his overall business experience and community presence, make him highly qualified to serve as a director.

Hatton C. V. Smith – Mr. Smith has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Smith has served as the CEO of Royal Cup Coffee since 1996 and various other positions with Royal Cup Coffee prior to 1996. He is involved in many different charities and is a director of the United Way and the Baptist Health System. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts make him highly qualified to be a director.

THE ROLE OF THE BOARD OF DIRECTORS

General

In accordance with our Bylaws and Delaware law, our board of directors oversees the management of the business and affairs of the Company. The members of our board also are members of the board of directors of our wholly-owned subsidiary Alabama state-chartered bank, ServisFirst Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of our board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the board and meetings of those board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent board of directors with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our board provides such objective oversight.

Since our inception, we have kept separate the offices of chairman of the board and chief executive officer, and an independent director has always held the position of chairman of the board. We believe that this provides us with the benefit of complementary perspectives and ensures that our board’s oversight function remains fully objective. Although we do not have a fixed policy requiring the separation of such offices, instead believing that it is appropriate for our board to determine the structure that best meets our needs from time to time, it is our current intention to retain the present structure for the foreseeable future.

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In addition, our three standing committees, which are described below under “Committees of the Board of Directors”, are composed exclusively of independent directors. We believe that this structure further reinforces the board’s role as an objective overseer of our business, operations and day-to-day management.

The Board’s Role in Risk Oversight

Our board is ultimately responsible for the management of risks inherent in our business. In our day-to-day operations, senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through our wholly-owned subsidiary bank, we maintain an asset-liability and investment committee at the Bank level, consisting of four executive officers of the Bank. This committee is charged with monitoring our liquidity and funds position. The committee regularly reviews the rate sensitivity position on a three-month, six-month and one-year time horizon; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our board of directors at least quarterly, and otherwise as needed. Outside of formal meetings, our board and its committees have regular access to senior executives, including our chief executive officer, chief operating officer and chief financial officer, as well as our senior credit officers. We believe that this structure allows the board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board maintains three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The governing charter for each of the three committees is available on our website www.servisfirstbancshares.com under the “Corporate Information - Committee Charters” heading.

Audit Committee

The Audit Committee assists our board of directors in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with our independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently comprises Michael D. Fuller, J. Richard Cashio and Stanley M. Brock, met six times in 2011. In conjunction with our Board's annual review of its committees, it has determined that Mr. Brock should be designated as an audit committee financial expert. This determination is based on the broad spectrum of Mr. Brock's experience. Among the other things described above under Proposal I outlining Mr. Brock's experience and background, our Board gave careful consideration to Mr. Brock's 16-plus years leading a private venture capital firm. His experience in this undertaking includes analyzing financial statements and audit results and making investment and acquisition decisions on the basis of those analyses. Our board of directors has determined that each of Messrs. Fuller, Cashio, and Brock is independent under the standards of independence of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3 under the Exchange Act.

Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises our board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior management, approves the compensation of our senior executives, and makes recommendations to the independent members of our board of directors with respect to compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee, which currently consists of Hatton C.V. Smith, J. Richard Cashio and James J. Filler, met six times in 2011. Our board of directors has determined that each of Messrs. Smith, Cashio and Filler is independent under the standards of independence of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

In January 2008, the Compensation Committee retained an outside consultant, Clark Consulting, to advise it regarding our compensation practices. Clark Consulting provided us with a report dated January 2008 (the “Clark Report”) which compared the compensation paid to our president and chief executive officer in 2007 versus a peer group which included Pinnacle Financial Partners, Inc. (Nashville, Tennessee), FNB United Corp. (Asheboro, North Carolina), Great Florida Bank (Coral Gables, Florida), Capital Bank Corporation (Raleigh, North Carolina), Bancorp, Inc. (Wilmington, Delaware), Gateway Financial Holding, Inc. (Virginia Beach, Virginia), Integrity Bancshares, Inc. (Alpharetta, Georgia), Bank of Florida Corporation (Naples, Florida), Commonwealth Bankshares, Inc. (Norfolk, Virginia), Omni Financial Services, Inc. (Atlanta, Georgia), Crescent Financial Corporation (Cary, North Carolina), Patriot National Bancorp, Inc. (Stamford, Connecticut), Tennessee Commerce Bancorp (Franklin, Tennessee), Southern First Bancshares, Inc. (Greenville, South Carolina) and Sun American Bancorp (Boca Raton, Florida). The Clark Report concludes that while we were, at the time of the report, in the top 40% in most performance measures and the top 5% for asset growth, the base salary of our president and CEO was in the bottom 12% and his total compensation was in the bottom 30% versus such peer group.

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Since the 2008 engagement of Clark Consulting, we have not retained a compensation consultant to advise the Compensation Committee, the full board or any members of management with respect to our compensation practices. Instead, the Compensation Committee independently determines the appropriate levels of compensation for executive officers and directors taking into account, among other factors, the performance of such individuals, our financial performance, stockholder return and efforts and undertakings and initiatives to build stockholder value.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's functions include establishing the criteria for selecting candidates for nomination to our board; actively seeking candidates who meet those criteria; and making recommendations to our board of directors to fill vacancies on, or make additions to, our board and to monitor the Company’s corporate governance structure. The Nominating and Corporate Governance Committee, which currently consists of Michael D. Fuller, J. Richard Cashio and Stanley M. Brock, did not meet during 2011. Our board of directors has determined that each of Messrs. Fuller, Cashio and Brock is independent under the standards of independence of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

The Nominating and Corporate Governance Committee seeks director candidates based upon a number of criteria, including their independence, knowledge, judgment, character, leadership skills, education, experience and financial literacy and, for nominees standing for re-election, their prior performance as a director. The Committee does not assign relative weights to these factors, but attempts to form an overall judgment as to each individual nominee. The Committee will consider nominees for election to our board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a board member if elected, accompany the recommendations.

In evaluating nominees for director, the Nominating and Corporate Governance Committee believes that, at this stage of the Company’s existence, it is of primary importance to ensure that the board's composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the Company’s strategic objectives and expand its presence, profile and customer base in its local markets. Accordingly, while the Committee may consider other types of diversity in evaluating nominees, the Committee does not follow any specific formula for considering factors such as race, gender or national origin in evaluating nominees and potential nominees, nor does it apply any quotas with respect to such factors.

Committee Membership

The following chart provides a summary of our board committee membership for our fiscal year ended December 31, 2011.

Committee Membership
Names	Nominating and Corporate Governance	Audit	Compensation
Thomas A. Broughton III
Stanley M. Brock	X	X
Michael D. Fuller	X	X
James J. Filler			X
J. Richard Cashio	X	X	X
Hatton C.V. Smith			X

Advisory Boards

In addition to the boards of directors of the Company and the Bank, which are identical in composition, the Bank also has a non-voting advisory board of directors in each of the Huntsville, Montgomery and Dothan, Alabama and Pensacola, Florida markets. These advisory directors represent a wide array of business experience and community involvement in the service areas where they live. As residents of our primary service areas, they are sensitive and responsive to the needs of our customers and potential customers. In addition, our directors and advisory directors bring substantial business and banking contacts to us. The Bank has established the following regional advisory boards:

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Huntsville Region:	Montgomery Region:
E. Wayne Bonner	Ray B. Petty
Dr. Hoyt A. “Tres” Childs, III	Todd Strange
Donald J. Davidson	G.L. Pete Taylor
David J. Slyman, Jr.	W. Ken Upchurch, III
Irma Tuder	Alan E. Weil, Jr.
Sidney R. White
Danny J. Windham	Dothan Region:
Thomas J. Young
Charles H. Chapman III
John Downs
Pensacola Region:	Charles E. Owens
William C. (Bill) Thompson
Thomas M. Bizzell
Bo Carter
Leo Cyr
Dr. Mark S. Greskovich
Ray Russenberger
Roger Webb

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is not listed on any exchange, and we have no current plans to list our common stock on any exchange; therefore, the Exchange Act requires that we select an exchange’s director independence requirements with which to comply. We have selected the director independence requirements of The NASDAQ Global Market. Our Nominating and Corporate Governance Committee has conducted and will in the future conduct, as deemed necessary, a review of director independence utilizing the listing standards of The NASDAQ Global Market. During its most recent review, our board considered transactions and relationships between each director or any member of his immediate family and us and the Bank. Our board also considered whether there were any transactions or relationships between directors or with any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our Nominating and Corporate Governance Committee has determined in its business judgment that five of the Company’s six Directors are independent as defined in the applicable NASDAQ Global Market listing standards, including that each member is free of any relationships that would interfere with his individual exercise of independent judgment. Our independent directors are Messrs. Brock, Cashio, Filler, Fuller and Smith.

Mr. Broughton is considered an inside director because of his employment as our President and Chief Executive Officer.

COMMUNICATIONS WITH DIRECTORS

You may contact any of our independent directors, individually or as a group, by writing to them c/o William M. Foshee, Chief Financial Officer, ServisFirst Bancshares, Inc., 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209. Mr. Foshee will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Foshee, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

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CORPORATE GOVERNANCE GUIDELINES

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. In December 2007, our board formally adopted the Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by our Governance Guidelines comprise:

•	Director Qualifications, which include: a board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to board responsibilities, taking into account the candidate’s employment and other board commitments.

•	Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending board and board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director Access to management and, as necessary and appropriate, independent advisors, which cover: encouraging presentations to our board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the loan portfolio.

•	Director Orientation and Continuing Education, such as: programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our code of business conduct and ethics and our corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance.

•	Regularly Scheduled Executive Sessions, without management, will be held by our board and by the Audit Committee, which meets separately with our independent auditors.

CODE OF BUSINESS CONDUCT

Our board of directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Ethics. A copy of our Code of Ethics is available free of charge on our website at www.servisfirstbancshares.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The primary functions of the Compensation Committee are to evaluate and administer the compensation of our president and chief executive officer and other executive officers and to review our general compensation programs. As of December 31, 2011, and currently, the members of this committee are Hatton C. V. Smith, J. Richard Cashio and James J. Filler. No member of this committee has served as an officer or employee of ServisFirst Bancshares, Inc. or any subsidiary. In addition, none of our executive officers has served as a director or as a member of the compensation committee of a company which employs any of our directors. (For further information, see the section below entitled "Compensation Discussion and Analysis.")

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DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2011. Thomas A. Broughton III is a named executive officer, and his compensation is reflected in the Summary Compensation Table.

	Fees earned or paid in cash (b)	Stock Awards (c)
Name (a)			Total (h)
	($)	($)	($)
Stanley M. Brock, Chairman of the Board	22,000	58,800	80,800
Michael D. Fuller	22,250	58,800	81,050
James J. Filler	17,250	58,800	76,050
J. Richard Cashio	17,000	58,800	75,800
Hatton C. V. Smith	17,500	58,800	76,300

MEETINGS OF THE BOARD OF DIRECTORS

Our board of directors held 11 meetings in 2011. Each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties which require that these transactions are entered into and maintained on the following terms:

•	in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are expected to involve more than the normal risk of collectability or present other unfavorable features to the Bank; and

•	in the case of any related party transactions, including banking transactions, each is approved by a majority of the directors who do not have an interest in the transaction.

The aggregate amount of indebtedness from directors and executive officers (including their affiliates) to the Bank as of December 31, 2011, including extensions of credit or overdrafts, endorsements and guarantees outstanding on such date, was approximately $8,676,000, which equaled 5.57% of our total equity capital as of that date. Less than 1% of these loans were installment loans to individuals. These loans are secured by real estate and other suitable collateral to the same extent, including loan to value ratios, as loans to similarly situated unaffiliated borrowers. We anticipate making related party loans in the future to the same extent as we have in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon information made available to us, we believe that each filing required to be made pursuant to Section 16(a) was timely filed by our executive officers and directors and the beneficial owners of more than 10% of our common stock, except that Mr. Broughton reported on his Form 5 for the year ended December 31, 2011, 8,816 shares that were held by his wife and stepchildren that were inadvertently not reported on his Form 3 and 1,200 shares purchased by his wife and stepchildren that should have been reported on a Form 4 in February 2011. Mr. Broughton disclaims beneficial ownership of the shares owned by his wife and stepchildren.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our compensation process is designed to address both annual and longer-term corporate objectives. We have been in a period of accelerated growth and change in recent years, and our compensation processes have been designed to permit us to attract and retain highly skilled executive and management staff in our competitive market place. This Compensation Discussion and Analysis describes our compensation program for our “named executive officers”, who are Thomas A. Broughton III, William M. Foshee and Clarence C. Pouncey III.

Since November 2007, when we completed our reorganization in which ServisFirst Bancshares, Inc. was formed and became the parent of the Bank, we have been a bank holding company. We conduct most of our operations through the Bank, which is our wholly-owned subsidiary. Our board of directors and the Bank's board of directors include the same individuals. At the holding company level, we have three named executive officers, each of whom also holds the same position with the Bank. These officers are Thomas A. Broughton III, President and Chief Executive Officer, Clarence C. Pouncey III, Executive Vice President and Chief Operating Officer, William M. Foshee, Executive Vice President and Chief Financial Officer. All of such officers remain employees of the Bank for payroll and tax purposes.

The board of directors of the Bank has a compensation committee. At the time we became a bank holding company, our board of directors appointed a separate compensation committee (the “Compensation Committee”, as discussed above), consisting of the same individuals as the compensation committee of the Bank, with the authority to determine the compensation of our Chief Executive Officer and, either independently or with other independent directors of the board, the compensation of our other executive officers, and to further administer any equity or other incentive plans. Because our officers, including Mr. Broughton, Mr. Foshee and Mr. Pouncey, remain employees of the Bank for payroll and tax purposes, their compensation is set by the compensation committee of the Bank, as a technical matter. However, such compensation is then approved by the Bank's board of directors and by our board of directors. Because both compensation committees consist of the same persons, as do both boards of directors, references herein to “our” or “the” Compensation Committee will be deemed to refer to our Compensation Committee and/or the Bank’s compensation committee, as applicable. No executive officers of the Company make any recommendations to the Compensation Committee or participate in any way regarding the compensation of other executive officers, other than the President and CEO, Mr. Broughton. The Compensation Committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the committee's determinations regarding executive compensation. While the Compensation Committee consults with Mr. Broughton, the Compensation Committee makes its decisions independently.

Compensation Philosophy and Objectives

In order to recruit and retain the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that is competitive in our market. Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to the named executive officers and other officers remains competitive relative to the compensation paid to similarly situated executives of our peers. Our Compensation Committee has not yet designated a specific peer group for this purpose, but relies on general information about similarly sized banks and bank holding companies in similar markets.

The Compensation Committee believes that executive compensation packages should include cash, annual short-term cash incentives and long-term equity based incentives that reward performance as measured against established goals. These goals may include any number of criteria, may be unique to the particular executive officer based upon his or her duties, and may include, among others, criteria based upon our net income, our asset growth, our loan growth, such executive officer’s personal production and our efficiency and asset quality. Additionally, the Compensation Committee believes that we should offer competitive benefit plans, including health insurance and a 401(k) plan. We have also entered into change in control agreements in particular circumstances where we believe it is important to ensure the retention of certain key executives during the critical period immediately preceding a change in control, if and when applicable.

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has three basic objectives:

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•	to attract, retain and motivate our executive officers, including our named executive officers;

•	to reward executives upon the achievement of measurable corporate, business unit and individual performance goals; and

•	to align each executive’s interests with the creation of stockholder value.

Role of Say-on-Pay Advisory Vote

At the 2011 Annual Meeting of stockholders, our stockholders approved the advisory say-on-pay proposal by the affirmative vote of 98% of the shares cast on the proposal. The Compensation Committee considered the results of the advisory say-on-pay advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee will continue to consider the outcome of the say-on-pay advisory votes when making future compensation decisions for our named executive officers.

At the 2011 Annual Meeting, the board recommended and the stockholders approved holding annual advisory say-on-pay votes. The Board has decided to hold the say-on-pay advisory vote every year.

Elements of our Compensation Program

Base salary: This element is intended to directly reflect an executive’s job responsibilities and his or her value to us. We also use this element to attract and retain our executives and, to some extent, acknowledge each executive’s individual efforts in furthering our strategic goals.

Annual short-term cash incentives: This annual cash incentive is one of the performance-based elements of our compensation. It is intended to motivate our executives and to provide a current or immediate reward for short-term (annual) measurable performance.

Equity-based incentives: The grant of stock options and/or other equity-based incentive compensation is the most important method we use to align the interests of our named executive officers with the interests of our stockholders, which is another element of performance-based compensation.

Perquisites and benefits: These benefits and plans are intended to attract and retain qualified executives, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings. We believe that, to a limited degree, these programs tend to reward long-term service or loyalty to us.

Change in control agreements: These agreements, or comparable provisions in an employment or similar agreement, provide a form of severance payable in the event we are the subject of a change in control. They are primarily intended to align the interests of our executives with our stockholders by providing for a secure financial transition in the event of termination in connection with a change in control.

General Compensation Policies

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance. The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the Company’s performance measured against both financial and non-financial goals and objectives.

Incentive compensation should represent a portion of an executive officer’s total compensation. The Compensation Committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive. The Compensation Committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The Compensation Committee believes that competitive compensation enhances our ability to attract and retain executive officers.

Incentive compensation should balance short-term and long-term performance. The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers will be provided both short- and long-term incentives. Prior to 2009, we provided our executive officers, non-employee directors and employees with the means to become stockholders and to share accretion in value with our external stockholders through our 2005 Amended and Restated Stock Incentive Plan. In 2009, we continued that process through the adoption and approval by our stockholders of our 2009 Stock Incentive Plan.

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The Compensation Committee does not use a specific formula to determine the amount allocated to each element of compensation. Instead, the Compensation Committee analyzes the total compensation paid to each executive and makes individual compensation decisions as to the mixture between base salary, annual short-term cash incentives and equity-based incentives. To date, in determining the amount or mixture of compensation to be paid to any executive, the Compensation Committee has not considered any severance payment to be paid under an employment agreement or change-in-control agreement or any equity-based incentives previously awarded. Further, the Compensation Committee has not adopted any specific stock ownership or holding guidelines that would affect such determinations.

For fiscal year 2011, an average of 33% of our named executive officers’ compensation was in annual short-term cash incentives and an average of 19% of our named executive officers’ compensation was in long-term equity-based incentives, or stock options. The following table illustrates the percentage of each named executive officer’s total compensation, as reported in the “Summary Compensation Table” below, related to base salary, annual short-term cash incentives and long-term equity-based incentives:

	Percentage of Total Compensation (Fiscal Year 2011)
Named Executive Officer	Annual Base Salary	Annual Short-Term Cash Incentives	Equity-Based Incentives	Perquisites and Benefits
Thomas A. Broughton III, Principal Executive Officer (“PEO”)	37	36	20	7
William M. Foshee, Principal Financial Officer (“PFO”)	56	34	6	4
Clarence C. Pouncey III	61	33	--	6

Chief Executive Officer Compensation

The compensation of Thomas A. Broughton III, our President and Chief Executive Officer, is discussed throughout the following paragraphs. The Compensation Committee establishes Mr. Broughton’s compensation package each year with the intent of providing compensation designed to retain Mr. Broughton’s services and motivate him to perform to the best of his abilities. Mr. Broughton’s 2011 base salary and incentive compensation reflect the Compensation Committee’s and our board’s determination of the total compensation package necessary to meet this objective.

Annual Base Salary

The Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility. To date, the Compensation Committee has not designated a specific peer group for its use.

For the year ended December 31, 2011, the Compensation Committee increased the base salaries of our named executive officers as follows: Thomas A. Broughton III to $283,250 from $275,000, an increase of 3%; William M. Foshee to $200,000 from $180,000, an increase of 11.1% and Clarence C. Pouncey III to $235,000 from $225,000, an increase of 4.4%.

None of the named executive officers have employment agreements. See “Employment Agreements” below for a more detailed discussion.

Annual Short-Term Cash Incentive Compensation

For the year ended December 31, 2011, the Compensation Committee relied on various performance measurements for defining executive officer cash incentive compensation for the named executive officers which included, among others, our net income, our asset growth, our loan growth, the executive’s individual production and our efficiency and asset quality. Each of the performance measurements was applied and determined at the discretion of the Compensation Committee. The potential award level for Mr. Broughton is purely discretionary, but the potential cash award level for each of our other named executive officers is generally limited to 50% of their respective base salaries. The Compensation Committee also has discretionary authority to establish “stretch” performance goals for individual officers, potentially allowing for cash incentive compensation in excess of 50% of an officer’s base salary. In 2011, the Committee established such “stretch” goals for each of our named executive officers other than Mr. Broughton, meaning that each of such officers had the opportunity to earn cash incentive compensation of up to 60% of their respective base salaries. We do not have any contractual obligations to provide the opportunity to earn specified levels of cash incentive compensation, and thus such determination is entirely within the discretion of the Compensation Committee. The Compensation Committee makes a determination of awards based on the information available to it at the time the award is made. The Compensation Committee has no policy to adjust or recover awards or payments if the relevant Company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

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The table below details, for each named executive officer, the various elements comprising the performance targets for each named executive officer, the range of cash incentive compensation each was eligible to earn (expressed as a percentage of base salary), cash incentive compensation paid as a percentage of base salary and cash incentive compensation paid for 2011 performance.

Name	Performance Targets	2011 Incentive Range (%)	2011 Incentive as a Percentage of Base Salary (%)	2011 Incentive Paid ($)

Thomas A. Broughton III	None	None	97%	275,000

William M. Foshee	Net Income Regulatory Compliance	0%-60%	60%	120,000

Clarence C. Pouncey III	Net Income Non-performing Asset plus ORE/Loans Classified Loans plus ORE plus Non-performing Assets/Capital	0%-60%	53%	125,000

The Compensation Committee did not set specific objective numerical targets for any of the above-stated criteria for each named executive officer. Instead, the Compensation Committee made a subjective determination for each named executive officer’s performance using, other than in the case of Mr. Broughton, the above criteria as guidelines. The Compensation Committee believed that, based upon our overall performance and the specific individual performance levels of our named executive officers, it was appropriate to provide significant cash incentive bonuses to all of our named executive officers for 2011. Accordingly, for the year ended December 31, 2011 and based upon its subjective determination of our overall performance and such officers’ individual performance for 2011, the Compensation Committee awarded the cash incentive compensation set forth in the table above.

Equity-Based Incentive Compensation

On May 19, 2005, Mr. Broughton received a stock option to purchase up to 75,000 shares of our common stock at $10.00 per share, and a warrant (now vested in full) in his capacity as a founding director to purchase up to 10,000 shares of our common stock for $10.00 per share. Such 75,000-share option vests 10,000 shares per year each May 19 and thus has vested 60,000 shares to date. It will vest an additional 10,000 shares on May 19, 2012 (for an aggregate of 70,000 shares) and each May 19 thereafter until the final 5,000 shares vest on May 19, 2013. In addition, Mr. Broughton was granted (i) a stock option to purchase up to 10,000 shares of common stock at $20.00 per share in December 2007, which vests 100% after five years, for his services as a director, and (ii) a stock option to purchase up to 11,000 shares of common stock in January 2011, which vests in a lump sum five years from the grant date. On October 26, 2009, Mr. Broughton was awarded 20,000 shares of restricted common stock. These shares vest in five equal installments beginning on the first anniversary of the grant date. On November 28, 2011, Mr. Broughton was granted a stock option to purchase 10,000 shares of our common stock at $30.00 per share for services as a director. These shares will vest in a lump sum five years from the grant date.

In general, we have granted incentive stock options to our other named executive officers only in connection with their initial hiring, but with vesting schedules designed to enhance their retention and align their interests with those of our stockholders. These incentive stock options generally vest fully over six to eight years from their date of grant, with most of such grants not beginning to vest until three to five years following their date of grant, the first of which vested in February 2009. In addition, (i) in February 2010 we granted a stock option to purchase up to 5,000 shares to Mr. Foshee, which vests 1,000 shares on the fourth anniversary of the grant date and the remaining shares on the fifth anniversary of the grant date, and (ii) in January 2011 we granted a stock option to purchase up to 2,500 shares of common stock to Mr. Foshee, which vests in a lump sum five years from the grant date, See “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” below for a detailed description of the vesting schedules of each of the options granted to the named executive officers that were outstanding at December 31, 2011.

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Our Stock Incentive Plans allow for the accelerated vesting of equity awards in the event of a change in control. In general, under these Plans a “change in control” means a reorganization, merger or consolidation of the Company with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Severance and Change in Control.

We do not have an employment or other agreement with Mr. Broughton that would require us to pay him severance payments upon termination of his employment. We have entered into change in control agreements with Mr. Foshee and Mr. Pouncey. See “Executive Compensation – Employment Agreements”, “ – Change in Control Agreements” and “ – Estimated Payments upon a Termination or Change in Control” below.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2011 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required company filings with the SEC, including the Proxy Statement for the 2012 Annual Meeting of Stockholders.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C.V. Smith, Chairman

J. Richard Cashio

James J. Filler

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the Bank for services for the years ended December 31, 2011, 2010 and 2009 to our named executive officers:

Name and Principal Position Held (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards(1) (f)	Non-Equity Incentive Plan Comp (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (h)	All Other Compensation (i)		Total (j)
		($)	($)	($)	($)	($)	($)	($)		($)

Thomas A. Broughton III	2011	283,250	275,000	-	152,740	-	-	48,679	(2)	759,669
President & CEO	2010	275,000	137,500	-	-	-	-	47,730		460,230
	2009	250,000	-	500,000	-	-	-	47,494		797,494

Clarence C. Pouncey III	2011	235,000	125,000	-	-	-	-	23,839	(3)	383,839
EVP and Chief	2010	225,000	112,800	-	-	-	-	22,472		360,272
Operating Officer	2009	215,000	-	-	-	-	-	21,936		236,936

William M. Foshee	2011	200,000	120,000	-	21,350	-	-	15,101	(4)	356,451
EVP and Chief	2010	180,000	90,000	-	37,150	-	-	9,704		316,854
Financial Officer	2009	165,000	-	-	-	-	-	17,482		182,482

(1)	The amounts in this column reflect the aggregate grant date fair value under FASB ASC Topic 718 of awards made during the respective year.

(2)	All Other Compensation for 2011 includes car allowance ($9,000), director’s fees ($16,000), country club allowance ($5,830), healthcare premiums ($7,173), matching contributions to 401(k) plan ($9,800) and group life and long-term disability insurance premiums ($876).

(3)	All Other Compensation for 2011 includes car allowance ($9,000), country club allowance ($6,790), group life and long-term disability insurance premiums ($876) and healthcare premiums ($7,173).

(4)	All Other Compensation for 2011 includes car allowance ($9,000), matching contributions to 401(k) plan ($5,225) and group life and long-term disability insurance premiums ($876).

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Grants of Plan-Based Awards in 2011

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2011.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
(a)	(b)	(i)	(j)	(k)	(l)
Thomas A. Broughton III (PEO)	1/19/11 11/28/11	11,000 10,000	―	$25.00 $30.00	93,940 58,800
William M. Foshee (PFO)	1/19/11	2,500	―	$25.00	21,350
Clarence C. Pouncey III	―	―	―	―	―

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Outstanding Equity Awards at Fiscal Year-End

The following table details all outstanding equity awards as of December 31, 2011.

Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Option Awards Number of securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (e)	Option expiration date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Thomas A. Broughton III, (PEO) (1)	37,500	11,000	$25.00	1/19/2016	12,000	$360,000	―	―
	―	10,000	$20.00	12/20/2017
		10,000	$30.00	11/28/2021
William M. Foshee (PFO) (2)	20,000		$10.00	5/19/2015
	5,000		$11.00	4/20/2016
	―	5,000	$20.00	2/19/2018
	―	5,000 2,500	$25.00 $25.00	2/16/2020 1/19/2021
Clarence C. Pouncey III (3)	27,000	23,000	$11.00	4/20/2016

(1)	The option to purchase 75,000 shares at $10.00 per share granted to Mr. Broughton on May 19, 2005 vests 10,000 shares per year with the final 5,000 vesting on May 19, 2013. The option to purchase 10,000 shares at $20.00 per share granted to Mr. Broughton on December 20, 2007 vests 100% on December 20, 2012. The option to purchase 10,000 shares at $30.00 per share granted to Mr. Broughton on November 28, 2011 vests 100% on November 28, 2016. The award of 20,000 shares of restricted stock made to Mr. Broughton on October 26, 2009 vests in five equal annual installments, beginning on October 26, 2010. The market value of this restricted stock award is based on $30.00 per share, the last sale price of the Company’s common stock known to the Company.
(2)	The option to purchase 20,000 shares at $10.00 per share granted to Mr. Foshee on May 19, 2005 vests 10,000 shares on May 19, 2010 and 10,000 shares on May 19, 2011. The option to purchase 5,000 shares at $11.00 per share granted to Mr. Foshee on April 20, 2006 vests in a lump sum on April 20, 2011. The option to purchase 5,000 shares at $20.00 per share granted to Mr. Foshee on February 19, 2008 vests in a lump sum on February 19, 2013. The option to purchase 5,000 shares at $25.00 per share granted to Mr. Foshee on February 16, 2010 vests 1,000 shares on February 16, 2014 and 4,000 shares on February 16, 2015. The option to purchase 2,500 shares at $25.00 per share granted to Mr. Foshee vests in a lump sum on January 19, 2016.
(3)	The option to purchase 50,000 shares at $11.00 per share granted to Mr. Pouncey on April 20, 2006 vests 9,000 shares per year beginning on April 20, 2009, with the final 5,000 shares vesting on April 20, 2014.

Plan Option Exercises and Stock Vested in 2011

The following table sets forth information regarding option exercises by and restricted stock vesting for our named executive officers during 2011:

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	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Thomas A. Broughton III	12,500	250,000	4,000	120,000
William M. Foshee
Clarence C. Pouncey III

Mr. Broughton received a restrictive stock award of 20,000 shares in 2009 and 4,000 shares of such award as referenced in the table above vested on October 26, 2011. Based upon a value of $30.00 per share, the last sale price of the Company’s common stock known to the Company at the time of vesting, the value realized by Mr. Broughton on the vesting of such shares was $120,000.

Non-Plan Warrants and Stock Options

Upon the formation of the Bank in May 2005, we issued to each of our directors warrants to purchase up to 10,000 shares of our common stock, or 60,000 shares in the aggregate, for a purchase price of $10.00 per share, expiring in ten years. These warrants became fully vested in May 2008.

We granted non-plan stock options to persons representing certain key business relationships to purchase up to an aggregate of 55,000 shares of our common stock at between $15.00 and $20.00 per share for 10 years. These stock options are “non-qualified stock options” under the Internal Revenue Code and are not issued under our stock incentive plans. They vest 100% in a lump sum five years after their date of grant.

During 2011, each of Mr. Broughton and Mr. Cashio exercised his warrant to purchase 10,000 shares of our common stock at a purchase price of $10.00 per shares. No non-plan options were exercised during fiscal year 2011.

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements

General

At December 31, 2011, we had two change in control severance agreements with named executive officers, William M. Foshee and Clarence C. Pouncey III. Each of these change in control agreements was originally entered into with the Bank, but now also applies to a change in control of the Company.

Mr. Foshee's and Mr. Pouncey's agreements generally provide for a lump sum payment (equal to two times annual base salary for Mr. Foshee and one times annual base salary for Mr. Pouncey) in the event of the termination of their respective employment within 24 months after a “change in control” (as defined in their agreements) either: (i) by us, other than for “cause” (as defined in the respective agreements), death, disability or the attainment of normal retirement date, or (ii) by the employee for the specific reasons set forth in the contract. These agreements are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs.

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The size of each benefit was set through arm’s-length negotiations with each of such individuals upon their employment and consistent with general industry standards. Each of these agreements was approved by the Board of Directors of the Bank.

Definitions

The term “change in control” is defined in Mr. Foshee's and Mr. Pouncey's change in control agreements to include:

•	a merger, consolidation or other corporate reorganization (other than a holding company reorganization) the Company in which we do not survive, or if we survive, our stockholders before such transaction do not own more than 50% of, respectively, (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity.

•	the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a change in control:

–	any acquisition by us, by any of our subsidiaries, or by any employee benefit plan (or related trust) of us or our subsidiaries, or;

–	any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition; or

•	approval by our stockholders of:

–	our complete liquidation or dissolution, or

–	the sale or other disposition of all or substantially all our assets, other than to an entity with respect to which immediately following such sale or other disposition, more than 50% of, respectively, the then-outstanding shares of common stock of such corporation, and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock, and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

•	Notwithstanding the foregoing, if Section 409A of the Internal Revenue Code would apply to any payment or right arising under the change in control agreements as a result of a change in control as described above, then with respect to such right or payment the only events that would constitute a change in control will be deemed to be those events that would constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company in accordance with Section 409A.

Mr. Pouncey’s agreement further defines a “change in control” to include any circumstance in which individuals who, as of the effective date of his agreement, constituted our board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of our board of directors, except as otherwise provided in the agreement.

Mr. Foshee and Mr. Pouncey can each terminate their employment and still trigger the change in control payment if they terminate because, after the change in control, (i) they are assigned to duties or responsibilities that are materially inconsistent with their position, duties, responsibilities or status immediately preceding such change in control, or a change in their reporting responsibilities or titles in effect at such time resulting in a reduction of their responsibilities or position, (ii) the reduction of their base salary or, to the extent such has been established by the board of directors or its Compensation Committee, target bonus (including any deferred portions thereof) or substantial reduction in their level of benefits or supplemental compensation from those in effect immediately preceding such change in control; or (iii) their transfer to a location requiring a change in residence or a material increase in the amount of travel normally required of them in connection with their employment.

In addition to the cash payments set forth in the change in control agreements, any incentive stock options granted to the affected employee will immediately vest upon a change in control.

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Estimated Payments upon a Termination or Change in Control

Change in Control

Assuming that we had a change in control as of December 31, 2011, as defined in both the change in control agreements above, and assuming further that each of the requisite triggering events had occurred as of such date, then we would have had to pay cash payments of $400,000 to Mr. Foshee and $235,000 to Mr. Pouncey, each in a lump sum payment within 30 days of their respective termination.

Furthermore, assuming we had a change in control as of December 31, 2011, as defined in either of our stock incentive plans, and further assuming that the value of the stock as of that date was $30.00 per share (the most recent sale price), then each of the named executive officers would become immediately vested in their unvested incentive stock options as of such date equal to the following value based upon the difference between $30.00 per share and their respective exercise prices per share for such shares: (i) Thomas A. Broughton III – $155,000, (ii) William M. Foshee - $87,500, and (iii) Clarence C. Pouncey, III - $437,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans and arrangements as of December 31, 2011:

Plan Category	Number of securities issued/to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation awards plans approved by security holders	1,048,800	$18.59	401,200
Equity compensation awards plans not approved by security holders	55,000	$17.27	—
Total	1,103,800	$18.52	401,200

We grant stock options as an incentive to employees, officers, directors, and consultants, as a means to attract or retain these individuals, to maintain and enhance our long-term performance and profitability, and to allow these individuals to acquire an ownership interest in the Company. Our Compensation Committee administers this program, making all decisions regarding grants and amendments to these awards. All shares to be issued upon the exercise of these options must be authorized and unissued shares. In the event an option holder leaves us, we may provide for varying time-periods for exercise of options after the termination of one's employment; provided, that, an incentive stock option plan may not be exercised later than 90 days after an option holder terminates his or her employment with us unless such termination is a consequence of such option holder’s death or disability in which case the option period may be extended for up to one year after termination of employment. All of our issued options will vest immediately upon a transaction in which we merge or consolidate with or into any other corporation, or sell or otherwise transfer our property, assets, or business substantially in its entirety to a successor corporation. At that time, upon the exercise of the option, the option holder will receive the number of shares of stock or other securities or property, including cash, to which the holder of a like number of shares of common stock would have been entitled upon the merger, consolidation, sale or transfer if such option had been exercised in full immediately prior thereto. All of our issued options have a term of 10 years. This means the options must be exercised within 10 years from the date of the grant. At December 31, 2011, we had issued and outstanding options to purchase 1,103,800 shares of our common stock (including options granted outside of our stock incentive plans).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of December 31, 2011, there was no person (including any group) who is known to us to be the beneficial owner of more than 5% of our common stock.

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Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of March 8, 2012 by: (i) each of our directors; (ii) our named executive officers; and (iii) all of our directors and our executive officers as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock (%)(2)

Thomas A. Broughton III	184,452	(4)(5)	3.07%

Stanley M. Brock	159,250	(3)(4)(6)	2.66%

Michael D. Fuller	135,002	(3)(4)(7)	2.27%

James J. Filler	185,252	(3)(4)(8)	3.10%

J. Richard Cashio	108,902	(4)(9)	1.83%

Hatton C. V. Smith	53,500	(3)(4)(10)	*

William M. Foshee	64,992	(11)	1.09%

Clarence C. Pouncey III	101,667	(12)	1.70%

All directors and executive officers as a group (8 persons)	993,017	(13)	16.11%

*	Less than 1%.

(1) The addresses for all above listed individuals is 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209.

(2) Except as otherwise noted herein, the percentage is determined on the basis of 5,947,182 shares of our common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.

(3) Includes the shares underlying a warrant issued to each director on May 13, 2005 pursuant to which each director may purchase an additional 10,000 shares of common stock for $10.00 per share which vested in three equal annual installments beginning on May 13, 2006, and thus each director has the right to acquire within 60 days up to the entire 10,000 shares.

(4) Does not include an option granted to each director on December 20, 2007 to purchase 10,000 shares of common stock for $20.00 per share which vests 100% after five years or an option granted to each director on November 28, 2011 to purchase 10,000 shares of common stock for $30.00 per share which vests 100% after five years.

(5) Includes 37,500 shares obtainable within 60 days pursuant to an option granted on May 19, 2005 to Mr. Broughton to purchase up to 75,000 shares of common stock for $10.00 per share, which vests 10,000 shares per year beginning May 19, 2006 and each year thereafter, with the final 5,000 vesting on May 19, 2013. Does not include an option granted to Mr. Broughton on January 19, 2011 to purchase 11,000 shares of common stock for $25.00 per share which vests 100% after five years. Does not include 7,816 shares owned by his spouse and 1,100 shares owned by each of his two stepchildren. Mr. Broughton disclaims beneficial ownership of such shares.

(6) Includes 22,000 shares owned by immediate family members and 24,000 shares obtainable upon conversion of ServisFirst Capital Trust II’s 6.0% Mandatory Convertible Trust Preferred Securities, including 8,000 shares obtainable upon conversion of such securities owned by one of Mr. Brock’s children, as to which Mr. Brock may still be deemed to be the beneficial owner. Mr. Brock was issued a warrant to purchase up to 6,500 shares of common stock for the purchase price of $25 per share until the later of September 1, 2013 or such date as is the 60th day following the date upon which our common stock is listed on a “national securities exchange” as defined under the Exchange Act. Mr. Brock transferred ownership of such warrant to his children in 2010 but may still be deemed to be the beneficial owner of warrants owned by one of his children covering 3,250 of such shares. Mr. Brock disclaims beneficial ownership of all shares not directly owned by him.

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(7) Does not include 4,000 shares obtainable upon conversion of ServisFirst Capital Trust II’s 6.0% Mandatory Convertible Trust Preferred Securities held by Mr. Fuller’s spouse. Mr. Fuller disclaims beneficial ownership of such shares.

(8) Includes 24,000 shares obtainable upon conversion of ServisFirst Capital Trust II’s 6.0% Mandatory Convertible Trust Preferred Securities.

(9) Includes 2,946 shares owned by immediate family members and 6,400 shares obtainable by Mr. Cashio or immediate family members upon conversion of ServisFirst Capital Trust II’s 6.0% Mandatory Convertible Trust Preferred Securities. Mr. Cashio was issued a warrant to purchase up to 2,500 shares of common stock for the purchase price of $25 per share until the later of September 1, 2013 or such date as is the 60th day following the date upon which our common stock is listed on a “national securities exchange” as defined under the Exchange Act.

(10) Includes 16,000 shares obtainable upon conversion of ServisFirst Capital Trust II’s 6.0% Mandatory Convertible Trust Preferred Securities. Mr. Smith was issued a warrant to purchase up to 2,500 shares of common stock for the purchase price of $25 per share until the later of September 1, 2013 or such date as is the 60th day following the date upon which our common stock is listed on a “national securities exchange” as defined under the Exchange Act.

(11) Includes 20,000 shares obtainable within 60 days pursuant to an option granted to Mr. Foshee on May 19, 2005 to purchase up to 20,000 shares of common stock for $10.00 per share, which vests 50% on May 19, 2010 and 50% on May 19, 2011, and 5,000 shares obtainable within 60 days pursuant to an option granted on April 20, 2006 to purchase up to 5,000 shares of common stock for $11.00 per share which vests 100% on April 20, 2011. Does not include an option granted on February 19, 2008 to purchase up to 5,000 shares of common stock for $20.00 per share, which vests 100% on February 19, 2013, an option granted February 16, 2010 to purchase 5,000 shares at $25.00 per share which vests 1,000 shares on February 16, 2014 and 4,000 shares on February 16, 2015, or an option granted on January 19, 2011 to purchase up to 2,500 shares of common stock for $25.00 per share which vests 100% on January 19, 2016.

(12) Includes 27,000 shares of common stock obtainable within 60 days pursuant to an option granted to Mr. Pouncey on April 20, 2006 to purchase up to 50,000 shares of common stock for $11.00 per share, which vests at 9,000 shares per year beginning on April 20, 2009 and 5,000 shares on April 20, 2014. Includes 3,000 shares beneficially owned by Mr. Pouncey’s wife through a limited liability company.

(13) Includes 216,150 shares obtainable within 60 days pursuant to the exercise of outstanding options or warrants or the conversion of outstanding convertible securities.

PROPOSAL 2

RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2012

Subject to the ratification by our stockholders, our board of directors intends to engage KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The submission of this matter for ratification by stockholders is not legally required; however, our board of directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the directors on an important issues of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of KPMG LLP, the appointment of the independent registered public account firm will be reconsidered by the Audit Committee and the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC AQCCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated balance sheet as of December 31, 2011, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2011 have been audited by KPMG LLP, our independent registered public accounting firm, as stated in their report appearing in our 2011 Annual Report on Form 10-K. KPMG LLP was initially engaged as our independent registered public accounting firm on May 20, 2011. Representatives of KPMG LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On May 20, 2011, the Audit Committee determined not to reengage Mauldin & Jenkins, LLC ("Mauldin & Jenkins") as the principal independent registered public accounting firm to audit the Company's financial statements. Mauldin & Jenkins's reports on the Company's financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Mauldin & Jenkins's report dated March 8, 2010, that was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, expressed an opinion that the Company and its subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. During the Company's two most recent fiscal years and the subsequent interim periods preceding Mauldin & Jenkins' dismissal, there have been no disagreements with Mauldin & Jenkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Mauldin & Jenkins, would have caused Mauldin & Jenkins to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements. Mauldin & Jenkins's report dated March 8, 2011, that was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2010. The Company has provided Mauldin & Jenkins with a copy of the disclosures made in this paragraph and requested that Mauldin & Jenkins furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether or not Mauldin & Jenkins agreed with such disclosures. Mauldin & Jenkins has provided such a letter to the Company, and a copy of such letter is included as Exhibit 16 to the Company's Current Report on Form 8-K filed May 26, 2011.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s charter provides that the Audit Committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of KPMG LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2011 and pre-approved the engagement of Mauldin & Jenkins, LLC pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2010. One hundred percent of the fees set forth below were pre-approved by the Audit Committee.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2011, and for the reviews of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for such fiscal year were approximately $148,000 . The aggregate fees billed by Mauldin & Jenkins, LLC for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2010, and for the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for such fiscal year were approximately $157,000.

Audit-Related Fees

The aggregate fees billed by KPMG LLP for professional services rendered for assurance and related services for the fiscal year ended December 31, 2011 were $0. The aggregate fees billed by Mauldin & Jenkins, LLC for professional services rendered for assurance and related services for the fiscal year ended December 31, 2010 were $10,000. These fees related to services performed by Mauldin & Jenkins, LLC in connection with providing its consent to include, or incorporate by reference, our consolidated financial statements in filings with the SEC, including registration statements and proxy statements, its services provided on private placements of securities and its services in connection with an audit of the Bank’s mortgage operations by the U.S. Department of Housing and Urban Development.

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Tax Fees

KPMG LLP did not provide tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2011. Mauldin & Jenkins, LLC did not provide tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2010.

All Other Fees

The aggregate fees billed by KPMG LLP for other products and services provided for the year ended December 31, 2011 were $0. The aggregate fees billed by Mauldin & Jenkins, LLC for other products and services for the year ended December 31, 2010 were $0.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary, ServisFirst Bank, with management of the Company and KPMG LLP, independent registered public accountants for the Company for the year ended December 31, 2011. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has received the written disclosures and confirming letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG LLP their independence from the Company.

Based on these reviews and discussions with management of the Company and KPMG LLP referred to above, the Audit Committee has recommended to our board of directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:

Michael D. Fuller, Chairman

J. Richard Cashio

Stanley M. Brock

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires publicly traded companies to hold an advisory, or non-binding, stockholder vote to approve or disapprove the compensation of executive officers. Consistent with that requirement, we are conducting an advisory vote on the compensation of the executive officers named in this proxy statement. The compensation of our executive officers is disclosed in this proxy statement under the headings “Executive Compensation” and “Compensation Discussion and Analysis” above in accordance with rules and regulations of the SEC.

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value. As a stockholder, you have the opportunity to endorse or not endorse our executive compensation program and policies through an advisory vote, commonly known as a “Say on Pay” vote, on the following resolution:

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RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote is intended to address the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

On February 21, 2012, our board of directors approved an amendment to Article IV, Section 4.1 of our Certificate of Incorporation, as amended, to increase the number of shares of authorized common stock of the Company from 15 million to 50 million. The approval by the board is subject to the approval of such amendment by the holders of a majority of the issued and outstanding shares of our common stock. A copy of the proposed amendment is attached to this Proxy Statement as Annex A.

Increase in Number of Shares of Authorized Common Stock

The board of directors recommends that the stockholders approve the proposed amendment because it considers such amendment to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The proposed increase in the number of shares of authorized common stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the board of directors, including, among others, stock splits, stock dividends, stock incentive plans, acquisitions and other corporate purposes. The board of directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities) will be beneficial to the Company by providing it with the flexibility to consider and respond to future business opportunities and needs as they arise. The availability of such additional shares will also enable us to act promptly when the board of directors determines that the issuance of additional shares of common stock is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares currently outstanding.

We do not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any additional shares of our common stock that would be authorized upon approval of the proposed amendment. However, as described below, we have a relatively small number of authorized but unissued shares that are not already reserved for issuance, and if the proposed amendment is not approved, our flexibility to pursue potential future transactions or compensation arrangements involving our stock will be limited.

Under our Certificate of Incorporation, we currently have authority to issue 15 million shares of common stock, par value $.001 per share, of which 5,947,182 shares were issued and outstanding as of February 28, 2012. In addition, as of such date, approximately (a) 401,200 shares were reserved for issuance under our incentive compensation plans, under which options to purchase a total of 1,018,800 shares were outstanding, (b) 55,000 shares of common stock subject to other outstanding options, (c) approximately 40,000 shares were reserved for issuance pursuant to outstanding warrants, (d) approximately 75,000 shares were reserved for issuance pursuant to our convertible trust preferred securities and (e) 15,000 shares of common stock reserved for issuance upon conversion of an outstanding convertible subordinated note. After giving effect to such reserved shares, approximately 7,417,818 shares were available for issuance on such date.

There are no preemptive rights with respect to our common stock.

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Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 15 MILLION TO 50 MILLION.

STOCKHOLDER PROPOSALS

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than November 19, 2012, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for 2012 were first released. However, if the date of our Annual Meeting in 2013 changes by more than 30 days from the date of our 2012 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2013 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

GENERAL INFORMATION

As of the date of this Proxy Statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

By Order of the Board of Directors SERVISFIRST BANCSHARES, INC.

William M. Foshee Secretary and Chief Financial Officer

Birmingham, Alabama
March 19, 2012

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ANNEX A

PROPOSED AMENDMENT TO ARTICLE IV, SECTION 4.1 OF THE CERTIFICATE OF INCORPORATION OF SERVISFIRST BANCSHARES, INC., AS APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 21, 2012

RESOLVED, that, the first paragraph of Article IV, Section 4.1 of the Certificate of Incorporation of the Corporation shall be amended to read as follows:

Section 4.1 Authorization of Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Fifty-One Million (51,000,000) shares, comprising Fifty Million (50,000,000) shares of Common Stock, with a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3, which constitutes a total authorized capital of all classes of capital stock of Fifty-One Thousand Dollars ($51,000.00).